UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2007

XSTREAM BEVERAGE NETWORK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

331-30158A	05-0547629
(Commission File Number)	(IRS Employer Identification No.)

18851 N.E. 29th Avenue, Suite 700 Aventura, FL 33301

(Address of Principal Executive Offices)

(786)787-0441

(Registrant’s Telephone Number, Including Area Code)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-K regarding Xstream Beverage Network, Inc. ( the “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company.  These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as "expects," "anticipates,"  "intends,"  "plans,"  "believes,"  "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 9, 2007 Theodore Farnsworth tendered his resignation as the Chairman of the Board of the Company. Mr. Farnsworth stated that he is resigning for personal reasons and that there was no disagreement regarding the Company’s operations, policies or practices.

Item 9.01 Exhibits.

Exhibit 17.1 — Resignation Letter dated November 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007

Xstream Beverage Network, Inc.
By:	/s/Ron Ratner
Ron Ratner
Chief Executive Officer